Exhibit 10.03


                                 PROMISSORY NOTE


$600,000.00                                              Date:  November 1, 2003

1. For value received, the undersigned [Airos Group or Miki Radivojsa] (the "Borrower"), at 151 Robinson St., Oakville, Ontario, Canada L6J 7N3, promises to pay to the order of Smart Chip Technologies, (the "Lender"), at 7190 S. State St., #216, Salt Lake City, UT 84047, (or at such other place as the Lender may designate in writing) the sum of six hundred thousand dollars ($600,000.00), with no interest, in payments of twenty five thousand dollars ($25,000) on the first day of each month beginning November 15, 2003 and continuing through October 15, 2005.

2. If any payment obligation under this Note is not paid within ten (10) days of when due, a late fee of ten percent (3%) per month shall be added to the amount due.

3. Any unpaid principal and accrued late charges shall be payable in full on October 15, 2005 (the "Due Date").

4.       This Note shall be secured by _the assets of the Airos Group .

5. The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

6. If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

7. If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

         a. The failure of the Borrower to pay the principal and any accrued late charge in full on or before the Due Date;

         b. The death of the Borrower or Lender;

         c. The filing of bankruptcy proceedings involving the Borrower as a debtor;

         d. The application for the appointment of a receiver for the Borrower;

         e. The making of a general assignment for the benefit of the Borrower's creditors;

         f. The insolvency of the Borrower;

8. If the Lender becomes bankrupt and unable to continue doing business, this Note shall become null and void immediately, without demand or notice.

9. If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.


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PROMISSORY NOTE (Cont.)

10. All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

11. No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

12. This Note shall be construed in accordance with the laws of the State of Utah and the courts of the State of Utah, County of Salt Lake, shall be the jurisdiction and forum for the resolution of all disputes related to this agreement or arising there from.


Signed this 1st day of November, 2003, at Oakville, Ontario, Canada.


Borrower:
Airos Group


By: /s/ Miki Radivojsa
   ------------------------------------
     Airos Group


By: /s/ Miki Radivojsa
   ------------------------------------
     Miki Radivojsa

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